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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

TOM BROWN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

TOM BROWN, INC.

555 Seventeenth Street, Suite 1850
Denver, Colorado 80202
(303) 260-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2003

Dear Stockholder:

      On behalf of the Board of Directors, you are cordially invited to attend the 2003 Annual Meeting of Stockholders of Tom Brown, Inc., a Delaware corporation (the “Company”), to be held in the Wildcatter Room of the Petroleum Club of Midland, 501 West Wall Street, Midland, Texas at 9:00 a.m., Central Time, on Thursday, May 8, 2003, for the following purposes:

•	To elect nine directors;

•	To adopt the 2003 Stock Option Plan; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors fixed the close of business on March 11, 2003 as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available at the Company’s offices in Denver, Colorado for a period of at least ten days prior to the meeting for examination during ordinary business hours by any stockholder for any purpose germane to the meeting.

      Your vote is important regardless of the number of shares you may own. The Company urges you to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

BRUCE R. DEBOER
Secretary

April 1, 2003

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
PERSONS MAKING THE SOLICITATION
STOCKHOLDERS ENTITLED TO VOTE
ELECTION OF DIRECTORS
PROPOSAL TO ADOPT 2003 STOCK OPTION PLAN
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
I. PURPOSE
II. DEFINITIONS
III. EFFECTIVE DATE AND DURATION OF THE PLAN
IV. ADMINISTRATION
V. SHARES SUBJECT TO THE PLAN; OPTION LIMITS; GRANT OF OPTIONS
VI. ELIGIBILITY
VII. OPTION TERMS
VIII. RECAPITALIZATION OR REORGANIZATION
IX. AMENDMENT AND TERMINATION OF THE PLAN

TOM BROWN, INC.

555 Seventeenth Street, Suite 1850
Denver, Colorado 80202
(303) 260-5000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 8, 2003

PROXY SOLICITATION

       This statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Tom Brown, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Company’s Annual Meeting of Stockholders to be held in the Wildcatter Room of the Petroleum Club of Midland, 501 West Wall Street, at 9:00 a.m., Central Time, on May 8, 2003, or at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and form of proxy included herewith are first being sent to stockholders on or about April 1, 2003.

      If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such choice. If no choice is indicated, the shares will be voted “FOR” the director nominees and the proposal set forth on the enclosed proxy. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

PERSONS MAKING THE SOLICITATION

      This proxy is solicited on behalf of the Board. The initial solicitation will be by mail. The total expense of solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s stock. Further solicitation of proxies may be made by mail, telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitation will be made by the Board or consultants currently retained by the Company or employees of the Company, who will not be additionally compensated therefor, or by the Company’s transfer agent in which case the cost will be borne by the Company.

STOCKHOLDERS ENTITLED TO VOTE

      Holders of the Company’s common stock, $.10 par value per share (“Common Stock”), of record at the close of business on March 11, 2003 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 39,398,903 shares of Common Stock. Each share of Common Stock entitles its owner to one vote. Cumulative voting is not authorized.

      The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, whether present in person or represented by proxy, constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and other matters incident to the conduct of the Annual Meeting, including matters of which the Company did not receive notice until after February 8, 2003, the date by which notice of stockholder proposals was required under the Company’s bylaws. As of the date of this Proxy Statement, the Company had not received the required advance notice of any stockholder nominations or proposals.

ELECTION OF DIRECTORS

The Board of Directors

      Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established from time to time by resolution of the Board. The current authorized number of directors is ten. Concurrently with the Annual Meeting, the Board intends to reduce the authorized number of directors to nine.

      Assuming the presence of a quorum, a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of each director.

Director Nominees

      All of the nominees other than Mr. Linehan were elected directors of the Company at the last annual meeting of stockholders and all were recommended for nomination by the Corporate Governance and Nominating Committee of the Board. The Board is recommending that the nine nominees listed below be elected to hold office until the 2004 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The nominees include one director nominee, Mr. Butler, designated by Union Oil Company of California (“Unocal”), the beneficial owner of 5.8 million shares of the Company’s Common Stock, pursuant to that certain Stock Ownership and Registration Rights Agreement between Unocal and the Company dated June 29, 1999 (the “Stock Rights Agreement”). If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by the proxies will be voted for such substitute nominee, unless the Board elects to reduce the number of directors. The nominees listed below have consented to being nominated and to serve if elected. The Board recommends voting “FOR” the election of the following director nominees:

		Position with Company	Director
Nominee	Age	and Principal Occupation	Since

Kenneth B. Butler	49	Director of the Company; Vice President of Unocal Gulf Region USA	2000
David M. Carmichael	64	Director of the Company (currently and 1985-1986); Director of Ensco International Inc.; Director of Natural Resource Partners L.P.; former Chairman of the Board, Chief Executive Officer and President of American Oil and Gas Corporation; former Director of KN Energy, Inc.	1996
Henry Groppe	77	Director of the Company; Partner in oil and gas consulting firm of Groppe, Long & Littell; former director of Transco Energy Company	1989
Edward W. LeBaron, Jr.	73	Director of the Company; Partner in LeBaron Ranches L.P.; Retired partner Pillsbury & Winthrop law firm	1968
James D. Lightner	50	Director, Chairman of the Board, Chief Executive Officer and President of the Company	2000
John C. Linehan	64	Director of the Company; Retired Executive Vice President and Chief Financial Officer of Kerr-McGee Corporation	2003

		Position with Company	Director
Nominee	Age	and Principal Occupation	Since

Wayne W. Murdy	58	Director of the Company; Director, Chairman of the Board and Chief Executive Officer of Newmont Mining Corporation	2001
James B. Wallace	74	Director of the Company; Partner in Brownlie, Wallace, Armstrong and Bander Exploration; Director of Delta Petroleum Corporation	1992
Robert H. Whilden, Jr.	67	Director of the Company; Senior Vice President, General Counsel and Secretary of BMC Software, Inc.; Director of W-H Energy Services, Inc.	1989

Other Information About the Board

      The Board held five meetings during 2002 and action was also taken by unanimous written consent on four occasions. During 2002, each incumbent director attended at least 75% of the total number of meetings of the Board or committees of the Board on which he served during the period he was a member.

      Except for the rights of Unocal to designate one director nominee pursuant to the terms of the Stock Rights Agreement, there are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

      The Board has established the following standing committees:

•	The Executive Committee has responsibility, as necessary or advisable from time-to-time, for the oversight and management of the business of the Company. The Executive Committee held eight meetings during 2002 and is comprised of Messrs. Carmichael, Lightner and Wallace.

•	The Audit Committee has the responsibility of recommending employment of the Company’s independent auditors, reviewing with management and the independent auditors the Company’s financial statements, basic accounting and financial policies and practices, audit scope and adequacy of internal control systems. During 2002, the Audit Committee was comprised of Messrs. Butler, LeBaron, and Murdy. As of February 20, 2003, the Audit Committee is comprised of Messrs. LeBaron, Linehan and Murdy, each of which is independent as defined by existing rules and under proposed rules of the New York Stock Exchange and the Securities and Exchange Commission. The Audit Committee held four meetings during 2002.

•	The Compensation Committee reviews and recommends to the Board the compensation and promotion of officers of the Company, the terms of any proposed employee benefit arrangements and the awards under such arrangements. The Compensation Committee held two meetings during 2002. The members of the Compensation Committee are Messrs. Carmichael, Groppe and Whilden.

•	The Corporate Governance and Nominating Committee (the “Governance Committee”) assists the Board in recruiting and retaining qualified members and oversees the corporate governance of the Company. Stockholders may recommend director candidates for consideration by the Governance Committee by writing to the Secretary of the Company. The Governance Committee held three meetings in 2002. The Governance Committee is comprised of Messrs. Carmichael, LeBaron, Murdy and Whilden.

PROPOSAL TO ADOPT 2003

STOCK OPTION PLAN

Adoption and Purpose

      As of the Record Date, only 656,000 shares remained available for grant under the Company’s 1999 Long Term Incentive Plan. The Board has determined that the number of shares currently available under the 1999

Plan is insufficient to continue to meet the Company’s needs for long-term incentive compensation. Accordingly, the Board adopted, effective March 1, 2003 and subject to stockholder approval, the 2003 Stock Option Plan (the “Plan”) with 1,800,000 shares of Common Stock authorized for issuance thereunder. The Plan is attached to this Proxy Statement as Appendix A. The Plan is intended to promote the interests of the Company and its shareholders by providing incentive and reward to employees and consultants of the Company and its affiliates and directors who are members of the Board who have contributed or may be expected to contribute to the welfare and success of the Company. The Plan also assists the Company in continuing to attract and retain the highly qualified personnel necessary to ensure the Company’s continued success.

      The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the Plan. The Board recommends voting “FOR” the Plan.

Summary of the Plan

      The following summary description of certain features of the Plan is qualified in its entirety by reference to the Plan. Capitalized terms not otherwise defined have the meaning ascribed to them in the Plan.

      Shares Covered by the Plan. The stock offered pursuant to the grant of an option under the Plan are shares of Common Stock, and may be either newly issued from authorized but unissued shares or reissued from treasury shares. The aggregate number of shares of Common Stock which may be issued under the Plan may not exceed 1,800,000 shares, subject to adjustment in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization. The maximum number of shares specified above also represents the individual optionee limit during any calendar year. To the extent an option lapses or rights thereto terminate, any shares of Common Stock subject to such option shall again be available for grant under the Plan to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Code.

      Eligible Participants. Employees and consultants of the Company and its affiliates and directors who are members of the Board are eligible to receive options under the Plan. Recipients are selected, and options are granted by, the Compensation Committee in its sole discretion. Approximately 340 individuals are currently eligible to receive options under the Plan, including employees, directors and consultants.

      Options. Under the terms of the Plan, the Committee may grant Stock Options which may be either Incentive Stock Options (“ISOs”) within the meaning of Section 422(b) of the Code or Non-Qualified Stock Options (“NQOs”). The decision by the Committee as to the nature of an option and as to the amount of Common Stock issuable pursuant to such option, is based, among other things, on tax laws in effect at the time of the grants, market and other share considerations relating to Common Stock, compensation practices in effect at competing organizations, and such other factors as the Committee may deem relevant.

      All options (both ISOs and NQOs) granted under the Plan evidence the right of the optionee to purchase, at the exercise price, a specified number of shares of Common Stock over a period fixed by the Committee at the time the option is granted, but such period will not be more than ten years from the date the option is granted. The option price per share will be determined by the Committee but will not be less than the market value of a share of Common Stock (as defined in the Plan) on the date the option is granted. Option agreements may permit the optionee to satisfy part or all of the option price and any applicable tax withholding by the delivery of a number of shares of Common Stock equal in value to the exercise price and tax withholding amount. Option agreements may also provide for optionees to exercise options by delivering an exercise notice to the Company, together with irrevocable instructions to a broker acceptable to the Company, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any applicable tax withholding.

      ISOs may only be granted to individuals who are employees at the time the option is granted. ISOs may be granted for any number of shares aggregating any value, provided that the value of the shares of Common

Stock for which such options are exercisable by any one individual for the first time in any one calendar year does not exceed $100,000 (determined at the grant date). Further, any ISO granted to an employee who possesses more than 10% of the outstanding voting stock of the Company must have an exercise price equal to at least 10% of the market value of a share on the date of grant and may not have a term of more than five years. The closing sales price of the Common Stock was $24.75 on the Record Date.

      The Committee may, in its sole discretion grant “reload options” in conjunction with the grant of options. Reload options are triggered when the optionee pay the exercise price of an option in shares of Common Stock, and provide for the automatic grant of a new option for a number of shares of Common Stock equal to the number of shares of Common Stock tendered in payment (plus the number of any shares of Common Stock retained to satisfy any tax withholding obligations).

      Stock Appreciation Rights. The Committee may, in its sole discretion, grant options under the Plan in conjunction with stock appreciation rights (“SARs”). SARs give the optionee the right to surrender any exercisable option or portion thereof in exchange for cash, whole shares of Common Stock or a combination thereof, as provided in the particular option agreement, with a value equal to the excess of the market value at the date of the request over the option price for the number of options surrendered. Additional terms and conditions, which may result in penalties including forfeiture of such surrender rights, may be prescribed by the Committee in its sole discretion.

      Change of Control. The Plan contains a “change in control” provision which is applicable to all optionees, under the Plan, including the executive officers and directors. The change in control provision provides that if (i) any person, entity or group directly or indirectly acquires beneficial ownership of 50% or more of the outstanding shares of the Company’s voting stock, (ii) the Company is involved in certain mergers, consolidations, share exchanges, or sales, leases or exchanges of all or substantially all of its assets, (iii) in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board or (iv) the stockholders approve a complete liquidation or dissolution of the Company (each such event constituting a “Change in Control”), each outstanding option will become fully vested and exercisable immediately prior to such Change in Control or earlier as specified by the Compensation Committee. Within ten days after the approval by the stockholders of a Change in Control described in clauses (ii), (iii) or (iv) above or thirty days of a Change in Control of the type described in clause (i) above, the Committee may effect one or more of the following alternatives (which may vary among options and optionees):

•	accelerate the time when outstanding options may be exercised or adjust the time period during which outstanding options may be exercised so that such options may be exercised only for a period of time before a specified date,

•	cancel outstanding options and pay to each optionee an amount of cash per share in accordance with the terms of the Plan,

•	make such adjustments to outstanding options as the Committee deems appropriate to reflect the Change in Control, or

•	provide that outstanding options will thereafter be exercisable for the number and class of shares of stock or other securities or property or cash to which the optionee would have been entitled if such options had been exercised immediately before the Change in Control.

Option Agreements under the Plan may also contain provisions covering a change of control of the Company so long as they are not inconsistent with the terms of the Plan including without limitation provisions for the acceleration of, vesting of, substitution of, or the payment of cash in lieu of, any option.

      Amendment and Termination. The Board may amend the Plan at any time, except that it may not, without approval of the Company’s stockholders, amend the Plan to: (i) increase the maximum aggregate number of shares of Common Stock issuable under the Plan (except to reflect changes in capitalization), (ii) change the class of individuals eligible to receive options under the Plan, or (iii) amend or delete the provisions prohibiting repricing of options without stockholder approval. The Board may terminate the Plan at any time with respect to any shares of Common Stock for which options have not been granted. No options may be granted under the Plan after March 1, 2013.

      Administration. The Plan is administered by a Committee which is appointed by the Board and which consists solely of two or more “outside directors” (within the meaning of Section 162(m) of the Code) and “non-employee directors” (as defined by Rule 16b-3). The Board has designated the Compensation Committee of the Board to administer the Plan. The Compensation Committee has broad discretion in interpreting the Plan and in granting options thereunder. The current members of the Compensation Committee are David M. Carmichael, Henry Groppe and Robert H. Whilden, Jr.

      Transferability or Assignability. Generally, options under the Plan (other than incentive stock options which may be transferred or assigned only by will or the laws of descent and distribution) may not be transferred or assigned except: (i) by will or the laws of descent and distribution, (ii) pursuant to certain court orders, (iii) with consent of the Committee, to members of the optionee’s immediate family or to a trust solely for the benefit of the optionee and the optionee’s immediately family, or to a partnership or limited liability company whose only partners or shareholders are the optionee and members of the optionee’s immediate family; or (iv) with the consent of the Committee.

Grants Under the Plan

      As of the date of this Proxy Statement, the Compensation Committee has not taken any action with respect to future grants of options under the Plan other than the annual compensation program for directors (see “Compensation of Directors” below). Consequently, while it is expected that the directors, current executive officers and other employees of the Company will likely be granted options under the Plan in the future, such individuals, the number of options, the exercise conditions and market value thereof are not currently determinable.

Federal Income Tax Aspects

      The following is a brief summary of certain of the U.S. Federal income tax consequences applicable to options under the Plan based upon current authority. The summary is not intended to be exhaustive or to provide tax advice to optionees.

      Incentive Stock Options. The employee generally does not recognize income at either the date of grant or exercise of an ISO. However, upon exercise, the difference between the fair market value and the exercise price may be subject to the alternative minimum tax. Upon subsequent sale of the Common Stock, the employee receives long-term capital gain or loss treatment for the difference between the sales price and the option price, provided the shares are held for two years after the option is granted and one year after the date of exercise. If the sale occurs before two years have expired after the grant or within one year of the date of exercise, a “disqualifying disposition” has occurred, and the employee will generally recognize as ordinary income in the year of such disqualifying disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option exercise price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as a short-term or long-term capital gain (or loss) depending on the holding period of the shares.

      Non-Qualified Stock Options. Generally, no income will be recognized by an optionee at the date of grant for an NQO. Upon exercise, the optionee will realize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. Upon subsequent sale, any appreciation (or depreciation) in value after exercise will be treated as capital gain (or loss).

      Stock Appreciation Rights. Upon the exercise of an SAR, the optionee will realize ordinary income equal to the fair market value of the Common Stock. The Company will be entitled to claim a tax deduction for compensation equal to the amount the optionee recognizes as ordinary income. Upon a subsequent sale of shares of Common Stock received upon the exercise of an SAR, any appreciation (or depreciation) in value after exercise will be treated as capital gain (or loss).

      Section 16(b) of the Securities Exchange Act. In limited circumstances where the sale of Common Stock received from an NQO or SAR could subject an officer or director to suit under Section 16(b) of the Securities Exchange Act, unless a special election is made, valuation and taxation may be delayed so long as the sale of the Common Stock received could subject the officer or director to suit under Section 16(b) of the Securities Exchange Act, but no longer than six months.

      Tax Consequences to the Company or Subsidiary. Section 162(m) of the Code precludes a public corporation form taking a deduction for compensation in excess of $1 million paid in a taxable year to its chief executive officer or any of its four other highest paid officers. However, compensation that qualifies under Section 162(m) as “performance-based” is specifically exempt from the deduction limit. Based on current interpretive authority, the Company’s ability to deduct compensation income generated in connection with the exercise of options granted under the Plan should not be limited by Section 162(m). To the extent a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code and (ii) either the compensation is “performance-based” within the meaning of Section 162(m) of the Code or the one million dollar limitation of Section 162(m) of the Code is not exceeded.

AUDIT COMMITTEE REPORT

      The Audit Committee is governed by a written charter which was adopted in 2000. The Board intends to review and amend the charter as necessary to comply with final rules or regulations of the Securities and Exchange Commission or listing standards of the New York Stock Exchange in response to the mandates of the Sarbanes-Oxley Act of 2002. All three members of the Audit Committee are independent directors as defined in the listing standards of the New York Stock Exchange.

      We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based on our review with management and the auditors, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. We also considered and determined that the provision of non-audit services to the Company by its independent auditing firm in 2002 was compatible with maintaining their independence. The foregoing report is made by the members of the Audit Committee, Messrs. LeBaron, Linehan and Murdy.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of the Record Date with respect to the Common Stock beneficially owned by (i) each person or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director and each executive officer named in the Summary Compensation Table, and (iii) all directors, nominees and executive officers as a group.

	Number of
	Shares		Percent
	Beneficially		of
Name of Beneficial Owner	Owned(1)		Class

(a) Five Percent (5%) Holders:
Unocal Corporation	5,800,000	(2)	14.7%
2141 Rosecrans Avenue
El Segundo, California 90245
Compression, Inc.	2,633,800	(3)	6.7%
Two West Second Street
Tulsa, Oklahoma 74103
State Farm Mutual Automobile Insurance Company	2,620,254	(4)	6.7%
One State Farm Plaza
Bloomington, Illinois 61710
Wachovia Corporation	2,064,801	(5)	5.2%
One Wachovia Center
Charlotte, North Carolina 28288
(b) Directors and Named Executive Officers:
James D. Lightner	324,000		*
Thomas W. Dyk	291,600		*
Daniel G. Blanchard	138,500		*
Henry Groppe	101,600		*
James B. Wallace	90,600		*
Bruce R. DeBoer	86,875		*
Robert H. Whilden, Jr.	68,000		*
Edward W. LeBaron, Jr.	61,260		*
Thomas C. Brown	59,228		*
Douglas R. Harris	46,466		*
Wayne W. Murdy	12,000		*
David M. Carmichael	5,000		*
Kenneth B. Butler	300		*
John C. Linehan	200		*
(c) All Directors, Nominees and Executive Officers as a Group (16 persons)	1,499,461	(6)	3.8%

*	Does not exceed one percent (1%) of the class.

(1)	Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive powers. With respect to the directors and named executive officers in part (b) of the table, beneficial ownership is comprised of (i) stock option shares that may be acquired within sixty (60) days of the

Record Date, (ii) indirectly owned shares that are held in retirement accounts or by immediate family members, etc. and (iii) directly owned shares, all as set forth as follows:

		Indirectly Owned	Directly Owned
Name	Option Shares	Shares	Shares

James D. Lightner	320,000	2,000	2,000
Thomas W. Dyk	279,638	4,500	7,462
Daniel G. Blanchard	137,500	1,000	0
Bruce R. DeBoer	86,875	0	0
Douglas R. Harris	46,250	216	0
Henry Groppe	53,000	10,000	38,600
James B. Wallace	53,000	5,000	32,600
Thomas C. Brown	53,000	6,228	0
Robert H. Whilden, Jr.	53,000	0	15,000
Edward W. LeBaron, Jr.	33,000	0	28,260
Wayne W. Murdy	10,000	2,000	0
David M. Carmichael	5,000	0	0
Kenneth B. Butler	0	0	300
John C. Linehan	0	0	200

(2)	As reported in Amendment No. 1 to Schedule 13D dated November 15, 1999, filed jointly by Unocal Corporation (“Unocal Corp.”), Union Oil Company of California (“Unocal”), Chicago Carbon Company (“CCC”), Lemont Carbon, Inc. (“Lemont”), Midwest 76, Inc. (“Midwest 76”), and Midwest Natural Gas Pipeline Company (“Midwest”), all such entities report shared voting and dispositive powers with respect to all of the 5,800,000 shares. CCC is a general partnership comprised of Lemont, Midwest 76 and Midwest and each of such partners is a subsidiary of Unocal which is itself a subsidiary of Unocal Corp.

(3)	As reported in Amendment No. 9 to Schedule 13D dated February 14, 2003, Compression, Inc. has sole voting and dispositive powers with respect to 2,633,800 shares.

(4)	As reported in Amendment No. 24 to Schedule 13G dated January 31, 2003, State Farm Mutual Automobile Insurance Company has sole voting and dispositive powers with respect to 2,600,000 shares, State Farm Investment Management Corp. (together with State Farm Variable Product Trust) has shared dispositive power with respect to 7,054 shares and State Farm Mutual Fund Trust has sole voting and dispositive powers with respect to 13,200 shares.

(5)	As reported on Schedule 13G dated February 13, 2003, Wachovia Corporation has sole voting power with respect to 104,220 shares and sole dispositive power with respect to 2,060,901 shares. Subsidiaries reported are Evergreen Investment Management Company, J. L. Kaplan Associates, LLC, Wachovia Trust Company, N.A. and Wachovia Bank, N.A.

(6)	Includes 1,328,351 shares issuable upon the exercise of stock options.

EXECUTIVE COMPENSATION

Compensation Philosophy and Policies

      The Compensation Committee of the Board is responsible for setting and administering the policies which govern both annual cash compensation and incentive programs for the Company’s executive officers. The Compensation Committee is currently comprised of three directors, none of whom are employed by the Company or any of its subsidiaries. Following review and approval of executive compensation by the Compensation Committee, the recommendations of the Compensation Committee are submitted to the full Board for approval.

      With respect to 2002 compensation, the Compensation Committee did not adopt a structured salary, stock option or other incentive compensation program but did utilize performance factors as described below to assist in the determination of compensation. The Compensation Committee maintains the philosophy that compensation of its executive officers should be balanced between a fair and reasonable cash compensation and incentives linked to the Company’s overall operating performance. To achieve this balance, executives have, in addition to their salaries and cash bonuses, been awarded stock options that reward executives through the creation of stockholder value. The Compensation Committee takes into account that corporate performance, especially in the oil and gas industry, is often cyclical and that the Company’s performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. Consequently, the Compensation Committee examines and recommends executive compensation levels based on certain factors compared over a period of several consecutive years, rather than applying such factors on an isolated or “snapshot” basis at the time compensation levels are recommended by the Compensation Committee to the full Board. In this regard, and partly due to the peculiarities of financial accounting requirements for oil and gas companies, the Compensation Committee emphasizes performance factors such as growth in the Company’s proved oil and gas reserves, increases in volumes of oil and gas sold by the Company, oil and gas finding costs and operating costs, and the achievement by management of specific goals set by the Board from time to time; however, the Compensation Committee has not established any specific performance levels which would automatically result in increases in compensation, nor does the Compensation Committee assign absolute weights or rankings to factors considered by it, but instead makes a subjective determination based upon a consideration of all of such factors. The Compensation Committee has utilized from time to time various compensation survey reports prepared for the oil and gas industry by consultants such as William M. Mercer, Incorporated, Effective Compensation Inc. and W. T. Haigh and Associates when analyzing current compensation amounts for executive officers and employees. The Compensation Committee believes that the current mix between the cash and equity incentive opportunities presently in place for the executive officers of the Company is adequate to motivate and retain them.

      In addition to the factors described above, in the case of Mr. Lightner, the Chairman of the Board, Chief Executive Officer and President, the Compensation Committee also considered Mr. Lightner’s ability to maintain and strengthen the Company’s relationships with the investment community, generate employee confidence and morale, and demonstrate other leadership qualities. Based upon the foregoing factors and considerations, the Compensation Committee approved a cash bonus to Mr. Lightner of $320,000. The Compensation Committee believes the base salary of $350,000 paid to Mr. Lightner for 2002 was appropriate and consistent with the Compensation Committee’s objective of recommending compensation levels and components based on factors compared over a period of several years and, at the same time, more closely approximate competition levels.

      Section 162(m) of the Code precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers, unless compensation is awarded under plans meeting a number of requirements based upon objective performance standards and advance stockholder approval. Although the Compensation Committee has not established a policy with respect to qualifying compensation paid to its executive officers under Section 162(m), the Compensation Committee will continue to assess the implications of Section 162(m) on executive compensation and determine what action, if any, will be appropriate.

      The foregoing report is made by the members of the Compensation Committee, Messrs. Carmichael, Groppe and Whilden.

Summary of Annual Compensation

      The following table sets forth compensation paid by the Company to its Chief Executive Officer and the other four most highly compensated executive officers (collectively, the “Named Executive Officers”) for 2000, 2001 and 2002.

Summary Compensation Table

				Long-Term
				Compensation

				Securities
		Annual Compensation(1)		Underlying
				Options	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awarded(#)	Compensation($)(2)

J. D. Lightner	2002	350,016	320,000	70,000	11,000
Chairman, CEO and	2001	346,265	250,000	100,000	7,151
President	2000	250,008	300,000	70,000	7,000
T.W. Dyk	2002	243,352	200,000	45,000	11,000
EVP and COO	2001	229,604	160,000	50,000	9,276
	2000	215,016	193,500	55,000	2,867
D.G. Blanchard	2002	242,520	180,000	45,000	11,000
EVP and CFO	2001	229,604	145,000	75,000	9,165
	2000	190,016	209,000	45,000	2,837
D. R. Harris	2002	188,344	105,000	35,000	11,000
VP-Operations(3)	2001	154,370	75,000	17,500	53,342 (3)
B. R. DeBoer	2002	186,872	100,000	20,000	11,000
VP, GC and Secretary	2001	180,846	100,000	17,500	8,750
	2000	164,168	98,500	21,500	6,545

(1)	Perquisites and other personal benefits have been omitted in accordance with the rules of the Securities and Exchange Commission because they did not exceed the lessor of $50,000 or 10% of the total annual salary and bonus reported for any of the Named Executive Officers.

(2)	Except as otherwise noted, amounts represent the Company contribution to each named executive officer’s 401(k) Plan account. See “Option Exercises and Holdings” for additional value realized from the exercise of stock options.

(3)	Mr. Harris joined the Company on February 23, 2001 and received a signing bonus of $50,000.

Stock Option Grants

2002 Option Grants

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options	Exercise		Price Appreciation for
	Underlying	Granted to	or Base		Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

J.D. Lightner	70,000	10.1	26.88	2/28/12	1,183,328	2,998,786
T.W. Dyk	45,000	6.5	26.88	2/28/12	760,711	1,927,791
D.G. Blanchard	45,000	6.5	26.88	2/28/12	760,711	1,927,791
D.R. Harris	35,000	5.0	26.88	2/28/12	591,664	1,499,393
B.R. DeBoer	20,000	2.9	26.88	2/28/12	338,094	856,796

(1)	Options vest 25% on each anniversary of the date of grant.

(2)	These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the 10 year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There is no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Holdings

Aggregated Option Exercises in 2002

and 2002 Year-End Option Values

	Shares		Securities Underlying		Value of Unexercised
	Acquired		Unexercised Options on		In-the-Money Options on
	on	Value	12/31/02(#)		12/31/02($)(2)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. D. Lightner	—	—	210,000	330,000	2,176,625	2,176,625
T. W. Dyk	5,000	66,281	217,138	165,000	2,193,234	1,010,750
D. G. Blanchard	5,000	66,401	96,250	163,750	906,813	739,688
D. R. Harris	—	—	18,750	91,250	0	0
B. R. DeBoer	—	—	72,125	46,875	706,869	162,344

(1)	The value realized for shares exercised and sold is the actual amount of sale proceeds less the exercise price, unadjusted for tax consequences. The value realized for shares exercised and held is the difference between the fair market value of the Common Stock on the exercise date and the exercise price.

(2)	The value of in-the-money options is equal to the fair market value of a share of Common Stock on December 31, 2002 of $25.10 (based on the last sale price of the Common Stock), less the exercise price.

Equity Compensation Plan Information

2002 Year-End Options Outstanding

and Available for Issuance

	Number of Shares to be	Weighted-Average	Number of Shares
	Issued upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Equity Compensation	Warrants and Rights as	Warrants and Rights($)	Equity Compensation Plans
Plan Category	of 12/31/2002	as of 12/31/2002	as of 12/31/2002

Approved by Stockholders
1989 Stock Option Plan(1)	336,216	14.99	0
1999 Long Term Incentive Plan	1,197,513	22.20	680,000
Not approved by Stockholders 1993 Stock Option Plan(2)	2,778,960	20.91	79,184

TOTAL	4,312,689	20.81	759,184

(1)	The 1989 Stock Option Plan expired on December 12, 1999.

(2)	The 1993 Stock Option Plan was adopted by the Board on February 24, 1993 as a broad-based plan providing for grants of nonstatutory options during its term to directors and officers as well as employees throughout the Company. The plan was administered by the Compensation Committee in the same manner as the plans which were approved by the Company’s stockholders. The plan terminated on February 24, 2003 and all remaining shares reserved for future issuance at such time were returned to the pool of authorized, but unissued, shares of the Company.

Employment Contracts and Termination of Employment and Change in Control Arrangements

      The Company has entered into an employment agreement with Mr. Lightner which provides for a severance payment upon the executive’s resignation, preceded by either (i) the assignment of the executive without his consent to any duties inconsistent with his position, duties, responsibilities or status with the Company or a reduction of his duties or responsibilities for reasons other than cause; (ii) any failure of the Company or its stockholders, as the case may be, to re-elect the executive to office or his removal from any such office for reasons other than cause; or (iii) any breach by the Company (or any successor) of any of the provisions of the agreement or any failure by the Company to carry out any of its obligations under the agreement for reasons other than cause. The severance benefit payment is an amount equal to the executive’s then existing annual base pay plus an amount equal to an average of the executive’s three previous annual cash bonuses plus continuation of medical and dental plan coverage for one year. Under the terms of the agreement, if a dispute were to arise regarding the termination of the executive or the interpretation or enforcement of the agreement, all legal fees and expenses incurred by the executive in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in the agreement would be paid by the Company, to the extent the executive prevails. The agreement further provides the executive with the option of electing the benefits of the employment agreement or the Severance Agreement described below. Mr. Lightner’s agreement expires on December 31, 2005.

      The Company has entered into Severance Agreements with certain officers of the Company (including Mr. Lightner and the other Named Executive Officers) providing compensation upon termination of employment for reasons other than cause, death, disability or retirement after any of the following events: (i) a change in control of 20% of the Company’s securities, (ii) an acquisition of over 50% of the Company’s assets, (iii) a change in the composition of a majority of the board, (iv) a failure of more than one of management’s director nominees to be elected and (v) a merger or sale of assets of the Company in which the Company does not survive. The term of the agreements is through December 2003 with automatic annual extensions thereafter. The agreements provide that eligible officers will receive a multiple of their annual base salary plus bonus and continuation of medical insurance benefits for an annualized time period equal to such multiple. The multiple for Mr. Lightner is 2.5 and the multiple for Messrs. Dyk, Blanchard, Harris and DeBoer is 2.

      The Company’s 1989 Stock Option Plan, 1993 Stock Option Plan and 1999 Long Term Incentive Plan contain “change in control” provisions which are applicable to all holders of options, restricted stock or other awards granted under the plans, including the Named Executive Officers (although the 1989 and 1993 plans are terminated, the change in control provisions are applicable to outstanding unexercised options previously granted under such plans). The change in control provisions in such plans, which are substantially identical, generally provide that if (i) any person, entity or group directly or indirectly acquires beneficial ownership of 50% or more of the outstanding shares of the Company’s voting stock, (ii) the Company is involved in any merger, consolidation, share exchange, or sale, lease or exchange of all or substantially all of its assets, (iii) in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board or (iv) the stockholders approve a complete liquidation or dissolution of the Company (each such event constituting a “Change in Control”), each outstanding option will become fully vested and exercisable and each restricted stock award will become fully vested immediately prior to such Change in Control or earlier as specified by the Compensation Committee. Within ten days after the approval by the stockholders of a Change in Control in clauses (ii), (iii) or (iv) above or thirty days of a Change in Control of the type described in clause (i) above, the Compensation Committee may effect one or more of the following alternatives:

•	accelerate the time when options then outstanding may be exercised,

•	cancel such options and pay to each optionee an amount of cash per share in accordance with the terms of such plans,

•	make such adjustments to options then outstanding as the Compensation Committee deems appropriate to reflect the Change in Control, or

•	provide that, each option will thereafter be exercisable for the number and class of shares of stock or other securities or property or cash to which the optionee would have been entitled to if such option had been exercised immediately before the change in control.

Performance Graph

      The following performance graph compares the annual cumulative total stockholder return on the Common Stock with the cumulative total return of the S&P 600 Smallcap Stock Index and the Amex Natural Gas Index for the period of five fiscal years commencing December 31, 1997 and ending December 31, 2002. The table assumes that the value of an investment in the Common Stock and each Index was $100 on December 31, 1997 and that all dividends were reinvested. The stock price performance shown on the graph below is not necessarily indicative of future performance.

	1997	1998	1999	2000	2001	2002

Tom Brown, Inc.	100.00	52.11	69.48	170.78	140.31	130.39
S&P 600 Smallcap Index	100.00	97.90	109.18	121.21	128.16	108.53
Amex Natural Gas Index	100.00	63.82	73.51	151.03	105.95	83.30

Compensation of Directors

      Effective January 1, 2003, non-employee directors other than directors designated by Unocal are compensated as follows:

•	Annual fee in the amount of $20,000 payable quarterly in arrears.

•	Board meeting attendance fee of $2,000 per meeting attended in person.

•	Audit Committee meeting attendance fees of $1,500 for each meeting attended in person with the Audit Committee chairman being paid at the rate of $2,000 per meeting attended in person.

•	All other Committee meeting attendance fees of $750 for each meeting attended in person with Committee Chairmen being paid at the rate of $1,000 per meeting attended in person.

•	Any director participating in a Board or Committee meeting by telephone rather than in person shall be compensated in an amount equal to one-half of the applicable fee for attending in person.

•	Annual stock options to each continuing director and newly elected director on the date of each annual meeting of stockholders of the Company to purchase 6,000 shares of the Company’s common stock at an exercise price equal to the closing price on such grant date, such options vesting in equal amounts over two years.

      For his service as Chairman of the Board through May 9, 2002, Mr. Wallace was paid $27,000 (the pro rata portion of an annual fee of $75,000 in lieu of standard fees). After May 9, 2002, Mr. Wallace received standard Board fees. Pursuant to the Company’s arrangement with Mr. Brown, a director during 2002, Mr. Brown was paid a consulting fee in the amount of $76,260 ($6,355 per month) in lieu of director fees. During 2002, other directors were paid an annual fee of $20,000 payable quarterly plus $1,500 for attendance at each meeting of the Board and $750 for attendance at each meeting of a committee thereof. The Company also reimbursed its directors for actual expenses incurred in attending meetings of the Board. All non-employee directors of the Company are eligible to participate in the Company’s stock option plans. During 2002, no stock options were granted to non-employee directors.

      Directors who are employees of the Company and the director designated by Unocal receive no compensation for service on the Board or its committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Brownlie, Wallace, Armstrong and Bander Exploration (“BWAB”), a partnership, owns working interests in oil and gas leases located in Wyoming, in which the Company also owns interests and acts as operator. Mr. Wallace, a director of the Company, is a partner in BWAB. During 2002, the Company billed BWAB approximately $111,000 for BWAB’s proportionate share of costs associated with the leases and wells located thereon. Payments to the Company are due after monthly billings by the Company on the same basis as all other interest owners, and BWAB’s participation in the leases and wells located thereon is on the same basis as all other participants.

      Mr. Groppe, a partner in the oil and gas consulting firm of Groppe, Long & Littell, Houston, Texas, is a director of the Company and is a member of the Compensation Committee. The Company retains the services of Groppe, Long & Littell from time to time and paid the firm $38,000 in consulting fees during 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that the Company’s directors and officers file with the SEC, at specified times, reports of beneficial ownership and changes in beneficial ownership of the Company’s Common Stock and other equity securities. Based solely on a review of copies of such reports furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements for its directors and officers for the fiscal year ending December 31, 2002 have been complied with in a timely manner.

ACCOUNTANTS

      Effective March 19, 2002, the Company engaged KPMG LLP (“KPMG”) as its independent accountant to provide audit services in respect of fiscal year 2002 and the Company dismissed Arthur Andersen LLP (“Andersen”) as its independent accountant. Andersen had served as the Company’s independent auditors since March 1990. Andersen’s report on the Company’s financial statements for the 2001 fiscal year neither contained an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principals. The decision to change independent accountants was recommended and approved by the Audit Committee as well as the Board. During the Company’s 2001 fiscal year and any subsequent interim periods preceding the foregoing dismissal, there were no disagreements between the Company and Andersen on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure and Andersen provided the Company with a copy of its letter to the SEC stating that it agreed with the Company’s statements. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement to the stockholders, if he or she desires to do so, and to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 and reviews of financial statements on Form 10-Q for that fiscal year were $150,000.

Financial Information Systems Design and Implementation Fees

      There were no fees billed for professional services rendered by KPMG for financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed for other services rendered by KPMG for the fiscal year ended December 31, 2002 were $24,200, including 401(k) plan audit services, tax services and miscellaneous consulting services.

STOCKHOLDER PROPOSALS

      In accordance with rules of the Securities and Exchange Commission, stockholders of the Company may present proposals to the Company for inclusion in the Company’s Proxy Statement and form of proxy prepared in connection with its next regular annual meeting of stockholders. Such proposals must be received by the Company no later than December 3, 2003, in order to be considered for inclusion in the Proxy Statement for the 2004 annual meeting. In accordance with the advance notice provisions of the Company’s bylaws, advance notice of stockholder nominations or proposals to be submitted from the floor of the 2004 annual meeting must be given in the manner prescribed by the bylaws and shall be considered untimely and improper if notice of any such matter is delivered to the Company earlier than December 10, 2003 and later than February 8, 2004.

OTHER MATTERS

      The Board knows of no matters other than those discussed in this Proxy Statement that properly may be, or are likely to be, brought before the meeting. In the event any other matters are properly brought before the meeting, however, the proxy holders or their substitutes will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

BRUCE R. DEBOER
Secretary

April 1, 2003

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, exclusive of exhibits, is available to each beneficial owner of the Company’s securities without charge upon written request setting forth a good faith representation that, as of the Record Date, such person was a beneficial owner of the Company’s securities entitled to vote at the Annual Meeting, to: Secretary, Tom Brown, Inc., 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202.

APPENDIX A

TOM BROWN, INC.

2003 STOCK OPTION PLAN

I.     PURPOSE

      The purpose of the TOM BROWN, INC. 2003 STOCK OPTION PLAN (the “Plan”) is to provide a means through which TOM BROWN, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant or Director as provided herein.

II.     DEFINITIONS

      The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(d) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(e) “Common Stock” means the common stock, par value $0.10 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph VIII.

(f) “Company” means Tom Brown, Inc., a Delaware corporation.

(g) “Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(h) “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(i) An “Employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(j) “Immediate Family” means, with respect to a Participant, the Participant’s spouse, children, or grandchildren (including adopted and stepchildren and grandchildren).

(k) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

(l) “Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported on the stock exchange composite tape on that date, or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(m) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(n) “Option” means an award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(o) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(p) “Participant” means an Employee, Consultant, or Director who has been granted an Option.

(q) “Plan” means the Tom Brown, Inc. 2003 Stock Option Plan, as amended from time to time.

(r) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(s) “Stock Appreciation Right” shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

III.     EFFECTIVE DATE AND DURATION OF THE PLAN

      The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. No further Options may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired.

IV.     ADMINISTRATION

      (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

      (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants, or Directors shall receive an Option, the time or times when such Option shall be granted, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Option. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. All decisions and determinations of the Committee shall be made by a majority of its members.

      (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective Option Agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of each Option Agreement, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

V.     SHARES SUBJECT TO THE PLAN; OPTION LIMITS;

GRANT OF OPTIONS

      (a) Shares Subject to the Plan and Option Limits. Subject to adjustment in the same manner as provided in Paragraph VIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,800,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to exercise of an Option or (ii) to the extent an Option is settled in cash. To the extent that an Option lapses or the rights of its holder terminate, any shares of Common Stock subject to such Option shall again be available for the grant of an Option under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted to any one individual during any calendar year may not exceed 1,800,000 shares of Common Stock (as adjusted from time to time in accordance with the provisions of the Plan). The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

      (b) Grant of Options. The Committee may from time to time grant Options to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

      (c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Option may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI.     ELIGIBILITY

      Options may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors. An Option may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, an award under the Plan may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, or any combination thereof.

VII.     OPTION TERMS

      (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

      (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

      (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

      (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. Finally, the Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, provide in an Option Agreement respecting an Option that, if the Participant pays the Option exercise price in shares of Common Stock, upon the date of such payment a new option shall be granted under this Plan or under another available plan and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment (plus the number of any shares of Common Stock respecting the exercised Option retained (not in excess of the minimum required) to satisfy any tax withholding obligations); provided that such new option shall not be exercisable in any event after the original term of the exercised Option. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant and the provisions of subparagraph (f) below, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

      (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph VIII, such purchase price shall not be less than the Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

      (f) Restrictions on Repricing of Options. Except as provided in Paragraph VIII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price unless the cancellation occurs in connection with a merger, acquisition or other similar corporate transaction.

      (g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

      (h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become Employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.     RECAPITALIZATION OR REORGANIZATION

      (a) No Effect on Right or Power. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

      (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

      (c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option. Notwithstanding any provision in an Option Agreement or the Plan to the contrary, upon the occurrence of a Change in Control (as defined in clause (i), (ii), (iii) or (iv) below), each Option then outstanding that is held by an individual who is an Employee, Consultant or Director immediately prior to such Change in Control shall become fully vested and exercisable in full immediately prior to such Change in Control (or at such earlier time as may be specified by the Committee). Moreover, effective as of a date (selected by the Committee) within ten days after the approval by the stockholders of the Company of a Change in Control (as defined in clause (ii), (iii) or (iv) below), or within thirty days of a Change in Control (as defined in clause (i) below), the Committee, acting in its sole discretion without the consent or approval of any Participant, may effect one or more of the following alternatives with respect to the then outstanding Options held by Employees, Consultants or Directors which may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which such Options may be exercised or adjust the time period during which such Options may be exercised so that such Options may be exercised for a period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by Participants of some or all of such Options (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess of the amount calculated in Subparagraph (d) below (the “Change in Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to such Options as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Options) or (4) provide that, upon any exercise of an Option theretofore granted, the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the agreement effecting such Change in Control if, immediately prior to such Change in Control the Participant had been the holder of record of the number of shares of Common Stock as to which such Option is then exercisable. For purposes of Subparagraphs VIII(c) and VIII(d), a “Change in Control” shall mean: (i) the acquisition, directly or indirectly, by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a “Person”), except for an underwriter or group of underwriters in connection with a public offering of common stock, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (x) the then-outstanding shares of Common Stock of the Company calculated in accordance with Rule 13d-3 (the “Outstanding Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), in each case other than acquisitions of beneficial ownership by (I) the Company and its subsidiaries, (II) any employee benefit plan sponsored or maintained by the Company or any Person organized, established or appointed pursuant to the terms of any such employee benefit plan or (III) any acquisition by any Person pursuant to a transaction that complies with items (x), (y) and (z) of clause (ii) below; (ii) consummation of a merger of the Company with another entity, a consolidation involving the Company, a share exchange involving the Company, or the sale, lease or exchange of all or substantially all of the assets of the Company (each a “Business Combination”) unless, in any such case, immediately following such Business Combination, (x) the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%, respectively, of the then outstanding equity securities and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body), as the case may be, of the Resulting Person (as defined below) of such Business Combination in substantially the same proportions as their beneficial ownership immediately prior to such Business Combination; provided, however, that for purposes of this item (x), any shares of equity securities or voting securities of the Resulting Person received or otherwise owned by such beneficial owners in such Business Combination other than as a result of such beneficial ownership of Outstanding Common Stock or Outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating their percentage of ownership of the outstanding equity securities and voting power of the Resulting Person, (y) no Person (excluding any

Resulting Person from such Business Combination or any employee benefit plan sponsored or maintained by the Company or such Resulting Person or any Person organized, established or appointed pursuant to the terms of any such employee benefit plan) beneficially owns, directly or indirectly, 30% or more, respectively, of the then-outstanding equity securities of the Resulting Person or the combined voting power of the then-outstanding voting securities of the Resulting Person unless such ownership existed immediately prior to the Business Combination and (z) immediately following such Business Combination at least a majority of the members of the Board of Directors (or comparable governing body) of the Resulting Person were members of the Incumbent Board (as defined in clause (iii) below) at the time of the execution of the initial agreement or other action by the Board providing for such Business Combination; (iii) as a result of or in connection with a contested election of the Board, individuals who constituted the Board before such event (the “Incumbent Board”) (provided that any individual becoming a director subsequent to such date whose appointment or whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board), shall cease for any reason to constitute at least a majority of the Board; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company pursuant to the corporation laws of its jurisdiction of incorporation. For purposes of the preceding sentence, “Resulting Person” in the context of a Business Combination that is a merger or consolidation shall mean the surviving Person unless the surviving Person is or shall become a subsidiary of another Person and the holders of Outstanding Common Stock or Outstanding Voting Securities receive securities of such other Person in such Business Combination, in which event the Resulting Person shall be such other Person.

      (d) Change in Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change in Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, share exchange or sale, lease or exchange of all or substantially all of the assets of the Company, complete liquidation or dissolution of the Company, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (iii) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

      (e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Option and not otherwise provided for by this Paragraph VIII, such Option and the related Option Agreement shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Option. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph VIII, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Options granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

      (f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action with respect to the event causing the adjustment.

      (g) No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted or the purchase price per share.

IX.     AMENDMENT AND TERMINATION OF THE PLAN

      The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Option theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Options under the Plan, or (b) amend or delete Paragraph VII(f).

X.     MISCELLANEOUS

      (a) No Right to an Option. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee, Consultant, or Director any right to be granted an Option or any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Option Agreement.

      (b) No Employment/ Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

      (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Options any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (together with cash, as appropriate) to be used to satisfy required tax withholding based on the Market Value per Share of any such shares of Common Stock, as of the date of delivery of shares in satisfaction of the applicable Option; provided that election by any participant who is subject to Section 16 of the Exchange Act may only be made during the permissible trading period pursuant to applicable Company policy.

      (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

      (e) Restrictions on Transfer. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution. An Option that does not constitute an Incentive Stock Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, (iii) with respect to Options other than Incentive Stock Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Participant to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Participant and members of the Participant’s Immediate Family, with the consent of the Committee, or (iv) with the consent of the Committee.

      (f) Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options granted hereunder shall constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Participant of any Option previously granted hereunder.

      (g) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

PROXY

TOM BROWN, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY
For Annual Meeting of Stockholders
To Be Held May 8, 2003

     The undersigned hereby appoints James B. Wallace and James D. Lightner, and each of them, attorneys and proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all shares of Common Stock of TOM BROWN, INC. held of record in the name of the undersigned at the close of business on March 11, 2003, at the Annual Meeting of Stockholders of Tom Brown, Inc., to be held at 9:00 a.m., Central Time, on May 8, 2003, in the Petroleum Club of Midland, 501 West Wall Street, Midland, Texas, and at all adjournments or postponements thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark
☒	votes as in
this example.

THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, IT SHALL BE VOTED FOR ITEM 1, ITEM 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Nine Directors	3.	To transact such other business as may
properly come before the meeting or any
Nominees: Kenneth B. Butler, David M		adjournments thereof, all as set forth in
Carmichael, Henry Groppe, Edward W. LeBaron,		the Notice of Annual Meeting and Proxy
Jr., James D. Lightner, John C. Linehan,		Statement dated April 1, 2003, receipt of
Wayne W. Murdy, James B. Wallace and Robert		which is acknowledged.
H. Whilden, Jr.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
FOR			WITHHELD
ALL	☐	☐	FROM ALL
NOMINEES			NOMINEES	Please return promptly in the enclosed
postage paid envelope.

For all nominee(s) except as written above	Please date this Proxy and sign exactly as
your name appears on your stock certificate.
If stock is held jointly, signature should
2. To adopt the 2003 Stock Option Plan	include both names. Executors,
administrators, trustees, guardians and
others signing in a representative capacity
should state their full titles.

☐	☐	☐	Dated , 2003
FOR	AGAINST	ABSTAIN

Signature of Stockholder